SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

[(Amendment No. ___)]

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BARNWELL INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BARNWELL INDUSTRIES, INC.

___________________

Notice of Annual Meeting of Stockholders

___________________

To the Stockholders of BARNWELL INDUSTRIES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BARNWELL INDUSTRIES, INC., a Delaware corporation, will be held on March 8, 2010, at 9:30 a.m., Central Standard Time, at the Clarion Shreveport Hotel, 1419 East 70th Street, Shreveport, Louisiana, for the purpose of considering and acting upon:

(1) the election of a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors shall have been elected and qualified;

(2) the ratification of the selection of the independent auditor for 2010; and

(3) any and all other business which may properly come before the meeting.

Only stockholders of record at the close of business on January 11, 2010, are entitled to notice of and to vote at this meeting or any adjournment thereof. The Company’s Annual Report to Stockholders for the fiscal year ended September 30, 2009, which includes consolidated financial statements, is enclosed herewith.

We will be pleased to have you attend the meeting. However, if you are unable to do so, please sign and return the accompanying Proxy in the enclosed addressed envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 8, 2010. THE PROXY STATEMENT AND OUR 2009 ANNUAL REPORT ARE AVAILABLE AT HTTP://WWW.BRNINC.COM.

By Order of the Board of Directors,

/s/ Russell M. Gifford
RUSSELL M. GIFFORD
Secretary

Dated: January 21, 2010

BARNWELL INDUSTRIES, INC.

1100 ALAKEA STREET, SUITE 2900

HONOLULU, HAWAII 96813

PROXY STATEMENT

SOLICITATION AND REVOCATION OF PROXIES

The following information is furnished in connection with the Annual Meeting of Stockholders of Barnwell Industries, Inc., a Delaware corporation (the “Company”), to be held on March 8, 2010 at 9:30 a.m., Central Standard Time, at the Clarion Shreveport Hotel, 1419 East 70th Street, Shreveport, Louisiana.

The accompanying Proxy is solicited by the Board of Directors (the “Board” or the “Board of Directors”) of the Company. The Company will bear the cost of such solicitation. Solicitation of proxies will be primarily by mail. Proxies may also be solicited by regular employees of the Company by telephone at a nominal cost. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of Common Stock (as defined below) and will be reimbursed for their expenses. All properly executed proxies will be voted as instructed.

Stockholders who execute proxies may revoke them by delivering subsequently dated proxies or by giving written notice of revocation to the Secretary of the Company at any time before such proxies are voted. No proxy will be voted for a stockholder if the stockholder attends the meeting and elects to vote in person.

This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about January 21, 2010. The Company’s website address is www.brninc.com.

VOTING AT THE MEETING

Only stockholders of record at the close of business on January 11, 2010 (the “Record Date”) will be entitled to vote at the annual meeting and any adjournment thereof. As of the Record Date, 8,277,160 shares of common stock, par value $0.50, of the Company (the “Common Stock”) were issued and outstanding. Each share of Common Stock outstanding as of the Record Date is entitled to one vote on any proposal presented at the meeting. The election of directors and the ratification of KPMG LLP as our independent auditor for the fiscal year ending September 30, 2010 require a plurality of the votes cast at the meeting. With respect to abstentions, the shares will be considered present at the meeting for a particular proposal and will be disregarded in the election of directors and ratification of KPMG LLP as our independent auditor. Brokers and nominees are precluded from exercising their voting discretion with respect to all matters to be acted upon, other than the ratification of KPMG LLP as our independent auditor. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted with respect to the election of directors. A broker non-vote will not have any effect on any of the proposals. Shares represented by such broker nonvotes will, however, be counted for purposes of determining whether there is a quorum.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nine directors of the Company are proposed to be elected at the meeting. Each elected director shall hold office until the next annual meeting and until his successor is duly elected and qualified. The persons named as proxies in the enclosed Proxy are executive officers of the Company and, unless contrary instructions are given, they will vote the shares represented by the Proxy FOR the election to the Board of Directors of the persons named below. The Board of Directors has no reason to believe that any of the nominees for director will be unable to serve; however, in the event any of the nominees should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for other persons in place of such nominees.

Our Board of Directors recommends a vote FOR the election of the following nine directors of the Company.

NOMINEES TO THE BOARD OF DIRECTORS

The Board of Directors held seven meetings during the fiscal year ended September 30, 2009. Other than Mr. Alan D. Hunter, a member of the Board of Directors who is not standing for re-election, who attended one Compensation Committee meeting, three Audit Committee meetings and five board meetings, all directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board on which each director served. The independent directors met on three occasions out of the presence of management during the fiscal year ended September 30, 2009.

The following table sets forth, as to the nominees for election as directors: (1) such person’s name; (2) the year in which such person was first elected a director of the Company; (3) such person’s age; (4) all positions and offices with the Company held by such person; (5) the business experience of such person during the past five years; and (6) certain other directorships, if any, held by such person.

Name	Director Since	Age	All other Present Positions with the Company and Principal Occupations

Morton H. Kinzler	1956	84

Chairman of the Board of the Company since 1980 and Chief Executive Officer since 1971. Mr. Kinzler is the father of Alexander C. Kinzler, President, Chief Operating Officer, General Counsel and a Director of the Company.

Martin Anderson[1]	1985	86

Investor; Partner, Goodsill Anderson Quinn & Stifel LLP, Honolulu, Hawaii (attorneys) since September 2008; Of Counsel from January 2007 until August 2008 and Partner from 1955 until December 2006; Distinguished Overseer, Hoover Institution of Stanford University; Trustee and Secretary, Hawaii Pacific University; Trustee, Oceanic Institute (scientific research facility).

Murray C. Gardner, Ph.D.[1]	1996	77	Independent geothermal resource and oil and gas reservoir consultant and investor, self-employed since 1995.

Alexander C. Kinzler	1999	51

President and Chief Operating Officer of the Company since December 2002 and General Counsel of the Company since December 2001. Mr. Kinzler is the son of Morton H. Kinzler, Chief Executive Officer and Chairman of the Board of Directors of the Company.

Russell M. Gifford	2003	55

Secretary of the Company since December 2002. Executive Vice President since December 1997, Treasurer since November 1986 and Chief Financial Officer since August 1985. President of Water Resources International, Inc., a wholly-owned subsidiary of the Company since December 1999.

Diane G. Kranz[1]	2003	69	Senior Partner, Kranz & Co., LLP (certified public accountants), since 1970.

Kevin K. Takata[1]	2004	53	Deputy Prosecuting Attorney, City and County of Honolulu since 1987, Trials Division Chief from 1997 to 2006. Instructor, National Advocacy Center since 2000.

Ahron H. Haspel[1]	2006	66	Partner, Jones Day (attorneys) since February 2005; Partner, KPMG LLP (certified public accountants) from 1977 to February 2005.

Robert J. Inglima, Jr.[1]	2007	51

Investor; Sole practitioner, Robert J. Inglima, Jr., Attorney-at-Law, since October 2002; Principal and Member, Cipolla Sziklay, LLC (certified public accountants and consultants) from April 2004 to July 2006; Attorney in private practice since 1985.

_________________________

1  This director is independent as defined in Section 803(A) of the NYSE AMEX listing standards.

Board Nomination Process

The Board of Directors has a standing Compensation Committee, a standing Audit Committee, a standing Executive Committee and a standing Reserves Committee. It has no standing nominating committee and there is no nominating committee charter. The Board of Directors believes that it is appropriate for the Company not to have a nominating committee because potential nominees are recommended to the full Board by a majority vote of the independent directors. The Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience relevant to the Company’s business and willing to continue in service are considered for re-nomination. If any member of the Board up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Board determines whether it is appropriate to replace the retiring member. If deemed appropriate, the Board identifies the desired skills and experience of a new nominee. The Board believes that potential directors should possess sound judgment, understanding of the business issues affecting the Company, integrity and the highest personal and professional ethics. The Board seeks directors possessing a range of business, management and civic experience appropriate for the Board to discharge its responsibilities. In the case of both incumbent and new directors, the Board seeks persons who are able to devote significant time and effort to Board and Board committee responsibilities. Once nominees have been identified, the independent directors recommend to the Board such nominees and the Board reviews and votes on such recommendation.

The Board will consider potential nominees brought to its attention by any director or officer of the Company. It will also evaluate recommendations for director nominees proposed by a stockholder who (i) has continuously held at least 1% of the outstanding shares of the Company’s Common Stock entitled to vote at the annual meeting of stockholders for at least one year prior to the date the stockholder makes the recommendation and (ii) undertakes to continue to hold such number of shares through the date of the meeting. Any recommendation for a director nominee submitted by a qualifying stockholder must be received by the Company no later than the date for stockholder proposals set forth herein under the heading “Stockholder Proposals.” Any stockholder recommendation for a director nominee must be submitted to the Company’s Chairman of the Board in writing and must include:

•    a statement by the stockholder that such stockholder is the holder of at least 1% of the outstanding shares of the Company’s Common Stock, that the shares have been held for at least one year prior to the date of the submission and that such stockholder will continue to hold the shares through the date of the annual meeting of stockholders;

•    the candidate’s name, age, contact information and current principal occupation or employment;

•    the candidate’s resume, which will include a description of the candidate’s qualifications and business experience during, at a minimum, the last five years, including his/her principal occupation or employment and the name and principal business of any corporation or other organization in which the candidate was employed; and

•	at least three (3) references for the candidate.

The Board will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above. All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process.

Stockholders may send any communication to the Board of Directors, as a whole, or individually, by mail to the Company’s address listed on page one of this Proxy Statement, to the attention of Russell M. Gifford, Secretary. All such communications will be forwarded to the Board of Directors or individual directors as appropriate.

The Company strongly encourages each member of the Board of Directors to attend the Annual Meeting. Nine members of the Board of Directors attended the 2009 Annual Meeting of Stockholders of the Company, of which two attended in person and seven attended by telephone.

COMPENSATION COMMITTEE

The members of the Compensation Committee are Mr. Haspel, Chairman, and Mr. Hunter, Mr. Anderson, Dr. Gardner and Ms. Kranz. The Compensation Committee (i) determines the annual compensation of the Company’s senior officers; (ii) recommends, if appropriate, new employee benefit plans to the Board of Directors; (iii) administers all employee benefit plans; and (iv) makes such other determinations regarding compensation or benefits as may be necessary or advisable. The Compensation Committee held one meeting during the fiscal year ended September 30, 2009. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on our website.

NAMED EXECUTIVE OFFICERS OF THE COMPANY

The Company currently has three executive officers. The following table sets forth the names and ages of all named executive officers of the Company, their positions and offices with the Company and the period during which each has served.

Name	Age	Position with the Company

Morton H. Kinzler	84

Chairman of the Board since 1980 and Chief Executive Officer since 1971. Mr. Kinzler is the father of Alexander C. Kinzler, President, Chief Operating Officer, General Counsel and a Director of the Company.

Alexander C. Kinzler	51

President and Chief Operating Officer since December 2002 and General Counsel since December 2001. Director of the Company since December 1999. Mr. Kinzler is the son of Morton H. Kinzler, Chief Executive Officer and Chairman of the Board of Directors of the Company.

Russell M. Gifford	55

Secretary since December 2002, Executive Vice President since December 1997, Treasurer since November 1986 and Chief Financial Officer since August 1985. President of Water Resources International, Inc., a wholly-owned subsidiary of the Company, since December 1999. Director of the Company since March 2003.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth certain information regarding compensation paid during the fiscal years ended September 30, 2009, September 30, 2008 and September 30, 2007 to (1) Morton H. Kinzler, our Chairman of the Board of Directors and Chief Executive Officer, (2) Alexander C. Kinzler, our President, Chief Operating Officer and General Counsel, and (3) Russell M. Gifford, our Executive Vice President, Chief Financial Officer, Treasurer and Secretary.

No named executive officer was granted a stock award in fiscal year 2009, 2008 or 2007. As a result, such column has been omitted.

In the following Summary Compensation Table, we reflect our CEO’s and our President’s annual performance bonuses in the “Non-Equity Incentive Plan Compensation” column. Although a zero amount is shown for each, these amounts represent cash payments that would have been made in December 2009 for our CEO’s and our President’s 2009 performance under the 2008 Pay for Performance Plan (the “Plan”). Performance measures and targeted goals for the Company’s 2009 fiscal year performance period were established by the Compensation Committee in December 2008 and the Committee designated the CEO and the President (who is also the Company’s COO) to be eligible to participate in the Plan for fiscal year 2009. The material terms of such performance measures and targeted goals are as follows:

The Committee determined that the sum of the following three components shall represent the maximum bonus that may be achieved under the Plan for fiscal 2009 by each of the CEO and the COO (the “2009 Maximum Bonus Amount”):

(a) an amount equal to 5% of the earnings before income taxes on a GAAP basis of the Company;

(b) (i) for an increase in earnings before income taxes on a GAAP basis of up to 100% over the prior fiscal year, 20% of the amount of such increase; or (ii) for an increase in earnings before income taxes on a GAAP basis above 100% over the prior fiscal year, 20% of the first 100% of such increase as calculated above, and 10% of the remaining amount of such increase; and

(c) for an increase in the Company’s market capitalization of up to 10%, (determined by comparing the closing price of the Common Stock on December 3, 2008 and December 2, 2009), 10% of the amount of such increase.

The 2009 Maximum Bonus Amount for each participant shall in no case exceed 150% of such participant’s base salary. Additionally, a decrease in earnings before income taxes or market capitalization will not decrease the amounts of each of the other respective components of the 2009 Maximum Bonus Amount. The Committee, in its sole discretion, reserves the right to eliminate or reduce the 2009 Maximum Bonus Amount payable to the CEO and/or to the COO pursuant to the bonus formula described above.

The Compensation Committee determined that the adopted performance measures or targeted goals under the Plan had not been met for fiscal 2009, therefore no bonuses were payable under the Plan to our CEO or President.

Name and Principal Position	Year	Salary ($)[2]	Bonus ($)	Option Awards ($)[3]	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Nonqualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Morton H. Kinzler Chairman of the Board and Chief Executive Officer	2009 2008 2007	694,271 756,250 662,500	- - 450,000	- - -	- 600,000 -	<29,317> <25,676> <25,563>	74,824[4] 77,162[4] 68,275[4]	739,778 1,407,736 1,155,212
Alexander C. Kinzler President, Chief Operating Officer and General Counsel	2009 2008 2007	595,833 637,500 575,000	- - 350,000	<242,956> <340,181> 88,378	- 500,000 -	72,095 48,773 49,310	26,696[5] 30,430[5] 49,285[5]	451,668 876,522 1,111,973
Russell M. Gifford Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2009 2008 2007	492,188 512,500 450,000	- 400,000 200,000	<49,376> <60,371> 144,551	- - -	96,556 65,725 67,655	23,714[5] 28,434[5] 36,477[5]	563,082 946,288 898,683

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[2]

Amounts reported as salary for each of Messrs. M. Kinzler, A. Kinzler and Gifford include amounts deferred. During the Company’s 2007 fiscal year, the Company determined that certain performance-based compensation earned by executives of the Company during the 2006 fiscal year and paid to them during the Company’s 2007 fiscal year did not qualify as “performance-based” compensation under IRC Section 162(m). Consequently, in order to permit the Company to take a tax deduction with respect to such compensation paid to the Company’s executive officers during the 2007 fiscal year, Messrs. M. Kinzler, A. Kinzler and Gifford each agreed to defer payment of his base salary (without interest) for the period from July 1 to September 30, 2007, until December 17, 2007. The Company’s executive officers were under no obligation to undertake such a deferral but did so in order to allow the Company to maximize its tax deductions.

[3]

The amounts included in the "Option Awards" column represent the compensation cost we recognized in each year for all stock option awards with respect to such executive officer, pursuant to FASB ASC Subtopic 718-10, Compensation-Stock Compensation (formerly SFAS No. 123(R)). For a discussion of the valuation assumptions for 2009 figures, see Note 4 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2009.

[4]

This amount represents perquisites received with respect to: (1) personal use of Company office; (2) medical expense reimbursements in 2009, 2008 and 2007 including $33,707 in 2009 and $30,363 in 2008; (3) club memberships; (4) companion air travel; (5) vehicle expense (including depreciation on a straight-line basis with a 7-year life); (6) in-office meals; and (7) supplementary retirement payments made pursuant to an agreement with the Company.

[5]

This amount represents perquisites received with respect to: (1) medical expense reimbursement; (2) club memberships; (3) companion air travel; (4) vehicle expense (including depreciation on a straight-line basis with a 7-year life); and (5) imputed interest on a loan from the Company made prior to the enactment of the Sarbanes-Oxley Act.

Outstanding Equity Awards At Fiscal Year-End 2009

The following table sets forth grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended September 30, 2009 to each of the executives.

No named executive officer held unvested stock awards as of fiscal year end 2009. As a result, such columns have been omitted.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Morton H. Kinzler	None	None	N/A	N/A
Alexander C. Kinzler	120,000	-	9.48	12/2009
	90,000	30,000	8.80	12/2014
	25,000	75,000	12.92	12/2017
Russell M. Gifford	60,000	-	8.62	12/2014
	24,000	12,000	8.80	12/2014
	18,750	56,250	11.40	05/2018

If a change in control occurs, then all unvested stock options will accelerate and will become exercisable in full. Assuming a change in control occurred September 30, 2009 and using the closing price of the Company’s stock on that date, the value of the accelerated vesting of these options would be $0 and $0, respectively, for each of Messrs. A. Kinzler and Gifford.

DIRECTOR COMPENSATION

The Company’s program of director compensation is intended to fairly pay directors for work required for a company of our size and scope. Directors who are not officers of the Company receive an annual fee of $20,000 and are reimbursed for expenses incurred in connection with meeting attendance. The Chairmen of the Compensation Committee and the Reserves Committee receive an additional $12,000 annual fee and the Chairperson of the Audit Committee receives an additional $25,000 annual fee. The members of the Executive Committee, Reserves Committee and Compensation Committee, other than the Chairmen, receive an additional $2,500 annual fee. The members of the Audit Committee, other than the Chairperson, receive an additional $10,000 annual fee.

Non-Employee Director Compensation

The following Non-Employee Director Compensation table sets forth information with regard to the nominees to the Board of Directors as listed in the table under “Proposal No. 1”, above, Mr. Alan D. Hunter, a member of the Board of Directors who is not standing for re-election and Mr. Terry Johnston, a member of the Board of Directors of the Company until March 2, 2009, with regard to compensation paid to them during the fiscal year ended September 30, 2009. Directors who are officers of the Company do not receive any fees for their service as directors and their compensation as officers of the Company is disclosed in the Summary Compensation Table.

No named director was granted a stock award or option award in fiscal year 2009 nor earned any non-equity incentive plan compensation in fiscal year 2009. As a result, such columns have been omitted.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Alan D. Hunter	42,000	42,000
Martin Anderson	35,000	35,000
Murray C. Gardner, Ph.D.	47,000	47,000
Terry Johnston	8,750	8,750
Diane G. Kranz	50,000	50,000
Kevin K. Takata	32,500	32,500
Ahron H. Haspel	36,250	36,250
Robert J. Inglima, Jr.	27,500	27,500

AUDIT COMMITTEE

The members of the Audit Committee are Ms. Kranz, Chairperson, Dr. Gardner, and Messrs. Anderson, Hunter, Takata, Haspel and Inglima. All of the members of the Audit Committee are independent (as independence is defined in Section 803 (A) of the NYSE AMEX listing standards). The Board of Directors has determined that the Audit Committee has two audit committee financial experts, Ms. Kranz and Mr. Haspel, who are both financial experts based on their being certified public accountants. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website. The Audit Committee reviews the services of the independent accountants employed by the Company to audit the consolidated financial statements of the Company. The Audit Committee periodically reviews major issues regarding accounting and auditing principles and practices, the adequacy of internal controls that could affect the consolidated financial statements as well as all related party transactions and potential conflicts of interest. During the fiscal year ended September 30, 2009, the Audit Committee held five meetings.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management, and the Audit Committee has discussed with KPMG LLP, the independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), as such may be modified or supplemented. The Audit Committee has also received the written disclosures and the letter from KPMG LLP that are required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee) as may be modified or supplemented, and has discussed with KPMG LLP its independence. Based upon its discussions with management and with KPMG LLP, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

Audit Fees

The aggregate fees billed to the Company by KPMG LLP, the Company’s independent registered public accounting firm, for professional services rendered in connection with the audit of the annual financial statements included in the Company’s Form 10-K, review of financial statements included in the Company’s Form 10-Qs and services to the Company in connection with statutory or regulatory filings or engagements for the fiscal year ended September 30, 2009 totaled $332,3006. For the comparable services provided for the fiscal year ended September 30, 2008, KPMG LLP billed the Company $376,400. 6

_________________________

[6]

The 2009 audit fees include $60,100 billed for 2008 audit fees which were not included in the 2008 estimated audit fees in our January 2009 proxy statement. The 2008 audit fees include $46,400 billed for 2007 audit fees which were not included in the 2007 estimated audit fees in our January 2008 proxy statement.

Audit-Related Fees

For the fiscal years ended September 30, 2009 and September 30, 2008, KPMG LLP, the Company’s independent registered public accounting firm, did not bill the Company for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

Tax Fees

The aggregate fees billed to the Company by KPMG LLP, the Company’s independent registered public accounting firm, for tax compliance, tax advice and tax planning for the fiscal year ended September 30, 2009 totaled $102,200 and for the fiscal year ended September 30, 2008 totaled $151,000.

All Other Fees

For the fiscal years ended September 30, 2009 and September 30, 2008, KPMG LLP, the Company’s independent registered public accounting firm, did not bill the Company for any fees other than Audit Fees and Tax Fees.

Pre-approval Policies and Procedures

The Audit Committee pre-approves all services provided to the Company by the independent registered public accounting firm through the following policies and procedures: (1) the Audit Committee reviews with the Company’s independent registered public accounting firm its audit plan and report thereon, including estimated Audit Fees, Audit-Related Fees, Tax Fees and Other Fees; (2) upon review of such audit plan and estimated fees, the Audit Committee may pre-approve the provision of such products and services and the payment therefor; and (3) at subsequent meetings of the Audit Committee, the Audit Committee reviews the status of the provision of all products and services from the Company’s independent registered public accounting firm to the Company and payment therefor, and may pre-approve the provision of additional products and services as necessary.

Audit Committee of the Board of Directors

Diane G. Kranz, Chairperson

Murray C. Gardner

Martin Anderson

Alan D. Hunter

Kevin K. Takata

Ahron H. Haspel

Robert J. Inglima, Jr.

EXECUTIVE COMMITTEE

The members of the Executive Committee are Mr. Morton Kinzler, Chairman, and Messrs. Anderson, Gardner, Alexander Kinzler, Hunter, Haspel and Ms. Kranz. The Executive Committee has and may exercise all the powers of the Board of Directors when the Board is not in session, subject to certain limitations in the Company’s Bylaws. During the fiscal year ended September 30, 2009, the Executive Committee held no meetings.

RESERVES COMMITTEE

The members of the Reserves Committee are Dr. Murray C. Gardner, Chairman, and Messrs. Inglima, Haspel, Takata, Gifford and Alexander Kinzler. During the fiscal year ended September 30, 2009, the Reserves Committee held two meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Below are the transactions that occurred during fiscal year 2009 in which, to our knowledge, the Company was or is a party, in which the amount involved exceeded $120,000, and in which any director, director nominee, executive officer, person known by us to be a holder of more than 5% of our Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Transactions with Mr. Johnston

Mr. Terry Johnston, a member of the Board of Directors of the Company until March 2, 2009, has an interest in transactions with certain of the Company’s subsidiaries. Mr. Johnston controls Nearco, Inc. (“Nearco”) and the Company has entered into several transactions with Nearco. Ashland Empire LLC (“Ashland”) is a company controlled by Mr. David Johnston, the son of Mr. Terry Johnston. Ashland, also provides certain real estate consulting services as described below.

Kaupulehu Developments

Barnwell Hawaiian Properties, Inc. (“Barnwell Hawaiian”), a wholly-owned subsidiary of the Company, owns a 50.1% interest in Kaupulehu Developments and Mr. Johnston owns indirectly through certain entities under his control a 19.3% interest. Cambridge Hawaii Limited Partnership (“Cambridge Hawaii”), which is 55.2% indirectly owned by the Company, owns the remaining 49.9% interest in Kaupulehu Developments. In 1987, Barnwell Hawaiian and Cambridge Hawaii agreed to pay Nearco 2% and 4%, respectively, of the cash consideration received from the sale of property owned by Kaupulehu Developments. Pursuant to these agreements, in fiscal year 2009 Barnwell Hawaiian and Cambridge Hawaii paid fees of $22,000 and $44,000, respectively, to Nearco in connection with Kaupulehu Developments’ receipt of proceeds from real estate transactions. Mr. Johnston also received approximately $157,000 during fiscal year 2009 in respect of the interest in Kaupulehu Developments he owns indirectly through certain entities under his control, including Nearco. Nearco was also paid $3,000 and Ashland was paid $40,500 in fiscal year 2009 as fees for real estate consulting services Nearco and Ashland performed for Kaupulehu Developments. The Company believes such fees are fair and reasonable compensation for such services.

Kaupulehu 2007, LLLP

In January 2007, the Company entered into an agreement with Nearco to form Kaupulehu 2007, LLLP (“Kaupulehu 2007”), for the purposes of investing in and developing real estate. Kaupulehu 2007 is owned 80% by the Company and 20% by Nearco.

In December 2008, with the agreement of Kaupulehu 2007, the remaining lot which Kaupulehu 2007 had the right to acquire for $2,378,000 was sold to an independent third party for $2,400,000 by WB-KD, LLC, an independent third party developing the property, and Nearco was paid $1,300, amounting to 6% of the revenue received by Kaupulehu 2007 in the transaction, as a reasonable fee for services rendered by Mr. Johnston to facilitate the transaction.

During fiscal 2009, Kaupulehu 2007 paid Nearco $10,400 and paid Ashland $83,300 for services rendered as project manager for the construction of homes on two of the lots owned by Kaupulehu 2007, pursuant to an agreement entered into in December 2007.

Kaupulehu Investors, LLC

Kaupulehu Investors, LLC is owned 80% by the Company and 20% by Nearco.

Transactions with Ms. White

Ms. Cynthia White, a daughter of Morton H. Kinzler, Chief Executive Officer and Chairman of the Board of the Company, and sister of Alexander C. Kinzler, President, Chief Operating Officer, General Counsel and a Director of the Company, was employed as an assistant vice president and marketing manager of Barnwell of Canada, Limited, a subsidiary of the Company, until June 2009. As part of the Company’s restructuring of its Barnwell of Canada, Limited staff, Ms. White voluntarily separated from the Company and she received the Canadian dollar equivalent of $152,000, as a separation payment inclusive of Canadian statutory notice under the Canadian Employment Standards Code and her exercise of certain long-term incentive options under an Employee Phantom Stock Incentive Plan. These payments were made on the same basis and in accordance with the same formula utilized for the separation from the Company of three other Barnwell of Canada, Limited employees at the same time. Her fiscal 2009 compensation through the date of her separation from the Company was the Canadian dollar equivalent of U. S. $82,400.

Transactions with Drs. Sudarsky and Magaro

Dr. R. David Sudarsky and Dr. Joseph E. Magaro are persons known by the Company to be holders of more than 5% of the Company’s Common Stock. Dr. Sudarsky and Dr. Magaro are working interest owners in certain oil and gas properties managed by the Company and in which the Company also holds a working interest. As owners of up to 11.875% and 11.03%, respectively, of the working interest in these properties, they are required to pay their proportionate share of costs and are entitled to receive their proportionate share of revenues in the normal course of business from these properties. During fiscal year 2009, Dr. Sudarsky and Dr. Magaro earned revenues from their working interests in these properties, net of costs, of approximately $877,642 and $688,745, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 11, 2009, with respect to the beneficial ownership of the Common Stock, the sole voting security of the Company, by (i) each person known to the Company who beneficially owns more than 5% of the Common Stock, (ii) each director and nominee of the Company, (iii) the named executive officers, and (iv) all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership[7]	Percent of Class

Joseph E. Magaro	401 Riversville Road	1,263,060	15.3%
	Greenwich, Connecticut

R. David Sudarsky	3015 North Ocean Boulevard	727,600	8.8%
	Ft. Lauderdale, Florida

Morton H. Kinzler	1100 Alakea Street, Suite 2900	1,338,408[8]	16.2%
	Honolulu, Hawaii

Alan D. Hunter	#12, 105 – 24 Avenue SW	3,200	*
	Calgary, Alberta, Canada

Martin Anderson	1099 Alakea Street, Suite 1800	5,000	*
	Honolulu, Hawaii

Murray C. Gardner, Ph.D.	P. O. Box 1657	23,890	*
	Kamuela, Hawaii

Alexander C. Kinzler	1100 Alakea Street, Suite 2900	458,500[9]	5.4%
	Honolulu, Hawaii

Russell M. Gifford	1100 Alakea Street, Suite 2900	204,250[10]	2.4%
	Honolulu, Hawaii

Diane G. Kranz	145 East 57th Street	18,000	*
	New York, New York

Kevin K. Takata	1060 Richards Street	850	*
	Honolulu, Hawaii

Ahron H. Haspel	222 East 41st Street	2,000	*
	New York, New York

Robert J. Inglima, Jr.	1 Deerhill Drive	14,800[11]	*
	Ho-Ho-Kus, New Jersey

All directors and executive officers as a group (10 persons)		2,068,898[12]	24.2%

_____________________
[7]

A person is deemed to be the beneficial owner of securities that such person can acquire as of and within the 60 days following the date of this table upon the exercise of options. Each beneficial owner’s percentage of ownership is determined by assuming that options or conversion rights that are held by such person (but not those held by any other person) and which are exercisable as of and within 60 days following the date of this table have been exercised. For purposes of the footnotes that follow, “currently exercisable” means options that are exercisable as of and within 60 days following the date of this table. Except as indicated in the footnotes that follow, shares listed in the table are held with sole voting and investment power.

[8]	Includes 1,848 shares owned by his wife to which Mr. M. Kinzler disclaims beneficial ownership.

*	Represents less than 1% of the outstanding shares of Common Stock of the Company.

[9]	Includes 3,000 shares owned by his children to which Mr. A. Kinzler disclaims beneficial ownership and currently exercisable options to acquire 170,000 shares of Common Stock.

[10]	Includes 3,300 shares owned by his children to which Mr. Gifford disclaims beneficial ownership and currently exercisable options to acquire 114,750 shares of Common Stock.

[11]	Includes 1,800 shares owned by his children to which Mr. Inglima disclaims beneficial ownership.

[12]	Includes currently exercisable options held by executive officers of the Company to acquire 284,750 shares of Common Stock.

PROPOSAL NO. 2

RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITOR FOR 2010

The Audit Committee has appointed KPMG LLP to serve as our independent auditor for fiscal year 2010. KPMG LLP has served as the Company’s independent auditor since 1990 and is considered by management to be well qualified. Although stockholder ratification of the Audit Committee’s appointment of KPMG LLP as our independent auditor is not required, the Board of Directors is submitting the appointment of KPMG LLP to the stockholders for ratification. If the stockholders fail to ratify the Audit Committee’s appointment, the Audit Committee will reconsider whether to retain KPMG LLP as the Company’s independent auditor. In addition, even if the stockholders ratify the appointment of KPMG LLP, the Audit Committee may in its discretion appoint a different independent accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company. Ratification of the selection of the independent auditor requires a plurality of the votes entitled to be cast by the stockholders present or represented and entitled to vote on this matter at the Annual Meeting. We are asking our stockholders to ratify the selection of KPMG LLP as our independent auditor for fiscal year 2010.

KPMG LLP expects to have a representative available at the meeting who will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Our Board of Directors recommends a vote FOR the ratification of the selection of KPMG LLP as independent auditor for fiscal year 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership on Forms 3, 4, and 5 with the SEC and any national securities exchange on which such equity securities are registered. Based solely on the Company’s review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file reports on Form 5 during the most recently completed fiscal year or prior years, the Company believes that all of its officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the Company’s most recently completed fiscal year.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to all of our executive and non-executive employees. The code of ethics contains certain additional terms applicable to our Chief Executive Officer and Chief Financial Officer. The Company’s code of ethics may be found on the Company’s website at: www.brninc.com/ethics0304.pdf.

STOCKHOLDER PROPOSALS

Any Stockholder who, in accordance with SEC Rule 14a-8, wishes to present a proposal for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Stockholders must submit the proposal so that it is received at the principal office of the Company no later than September 22, 2010. As the SEC rules make clear, simply submitting a proposal does not guarantee that it will be included.

Notices of intention to present proposals at the next Annual Meeting of Stockholders should be addressed to Secretary, Barnwell Industries, Inc., 1100 Alakea Street, Suite 2900, Honolulu, Hawaii 96813. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

GENERAL

No business other than those set forth in Items (1) and (2) of the Notice of Annual Meeting of Stockholders is expected to come before the meeting, but should any other matters requiring a vote of stockholders properly arise, including a question of adjourning the meeting, the persons named in the accompanying Proxy will vote thereon according to their best judgment in the best interests of the Company.

Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company has relied upon information furnished by such persons.

By Order of the Board of Directors,

/s/ Russell M. Gifford
RUSSELL M. GIFFORD
Secretary

Dated: January 21, 2010

Stockholders may obtain a copy, without charge, of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, by writing to Russell M. Gifford, Barnwell Industries, Inc., 1100 Alakea Street, Suite 2900, Honolulu, Hawaii 96813 or by sending an email to brn1@brninc.com or by following the “SEC Filings” link at the Company’s website (www.brninc.com).

BARNWELL INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Barnwell Industries, Inc., a Delaware corporation, hereby appoint(s) Morton H. Kinzler and Alexander C. Kinzler, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Clarion Shreveport Hotel, 1419 East 70th Street, Shreveport, Louisiana, on March 8, 2010, at 9:30 A.M., Central Standard time, and at any adjournment of such meeting, with all powers which the undersigned would possess if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card, and proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

BARNWELL INDUSTRIES, INC.

March 8, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card

are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=00613

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

20930000000000000000 3                                                                                                                                          030810

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES”
IN THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. The election of 9 Directors listed below:			2. Ratification of KPMG LLP as the Independent Auditor for 2010.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	o Morton H. Kinzler o Martin Anderson o Murray C. Gardner o Alexander C. Kinzler o Russell M. Gifford o Diane G. Kranz o Kevin K. Takata o Ahron H. Haspel o Robert J. Inglima, Jr.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement of the Company for the Annual Meeting and the Company’s Annual Report to Stockholders for the fiscal year ended September 30, 2009.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)		PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark, “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder		Date:	Signature of Stockholder		Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.